UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2009

AMERIWEST ENERGY CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52034	98-0359930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Marine Drive Suite 210 Blaine, Washington	98230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 332-1650

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.  DEPARTURE OF DIRECTORS, PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Walter R. Merschat

On June 2, 2009, Mr. Walter R. Merschat resigned from his positions as President, Interim Chief Financial Officer and Secretary of Ameriwest Energy Corp., a Nevada corporation (the “Company”).

Appointment of William E. Allen

On June 2, 2009, the Board of Directors of the Company appointed Mr. William E. Allen to serve as President, Chief Financial Officer and Secretary of the Company.  Mr. Allen currently serves as director of the Company.  For additional information on Mr. Allen, please see the current report filed on Form 8-K by the Company dated June 1, 2009.

          There have been no related party transactions between Mr. Allen and the Company. Mr. Allen has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIWEST ENERGY CORP.

By:	/s/ William E. Allen
William E. Allen, Chief Executive Officer

Dated:  June 2, 2009